SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 17, 2018

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

From September 17-18, 2018, Stephen Bianchi, President & CEO of Citizens Community Bancorp, Inc. (the "Company") and James S. Broucek, CFO, are scheduled to participate in the 2018 FIG Partners' Community Bank Forum to be held in Atlanta, Georgia. As part of the conference, the Company's management will provide a presentation to certain participants in attendance regarding certain matters impacting the Company and its operating results. A copy of the presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K. The attached Exhibit 99.1 is furnished pursuant to Item 7.01 of Form 8-K.

The information in this Item 7.01 and Item 9.01, and the Exhibit 99.1 attached hereto shall not be deemed "to be filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01. Other Events.

On September 11, 2018, the Company (“CCF Bank”), received regulatory approval from the Wisconsin Department of Financial Institutions for the previously disclosed acquisition of United Bank, a Wisconsin chartered bank (“United Bank”), and merger of United Bank with and into Citizens Community Federal, N.A., the Company’s wholly-owned subsidiary. The Company previously received regulatory approval from the Federal Reserve Bank of Minneapolis and the Office of the Comptroller of the Currency. Completion of the acquisition is subject to the satisfaction of customary closing conditions.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.
99.1 Investor Conference Meeting Presentation to be held on September 17-18, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: September 17, 2018	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer